THIRD AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 11 day of December, 2017, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and AEROHIVE NETWORKS, INC., a Delaware corporation (“Borrower”).
RECITALS
A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of February 18, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 13 (Definitions).
(a)    The following new defined term is hereby inserted alphabetically in Section 13.1 of the Loan Agreement:
“Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents held at such time by Borrower in Deposit Accounts or Securities Accounts maintained with Bank or its Affiliates, and (b) the Availability Amount.

Active 33398170v2 220763.001325

(b)    The definition of “Permitted Investments” set forth in Section 13.1 of the Loan Agreement is hereby amended by deleting clause (f) in its entirety and replacing it with the following:
(f)    Investments (i) by Borrower in Subsidiaries and (ii) by Subsidiaries in other Subsidiaries or in Borrower, so long as (1) an Event of Default has not occurred and is continuing and would not exist immediately after such Investment, (2) Borrower has Liquidity of at least Fifteen Million Dollars ($15,000,000) immediately prior to, and immediately after, such Investment, (3) Borrower and its Subsidiaries shall have complied with customary practices related to such Investments, (4) such Investments are consistent with past practices, and (5) such Investments are made in the ordinary course of business;
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (3) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (3) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the March 31, 2015 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

Active 33398170v2 220763.001325

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (4) any law or regulation binding on or affecting Borrower, (4) any contractual restriction with a Person binding on Borrower, (4) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (4) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.    Effectiveness. This Amendment shall be deemed effective upon (7) the due execution and delivery to Bank of this Amendment by each party hereto, and (7) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with the negotiation and preparation of this Amendment.
[Signature page follows.]

Active 33398170v2 220763.001325

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWER:

AEROHIVE NETWORKS, INC.

By /s/ John Ritchie
Name: John Ritchie
Title: CFO

BANK:

SILICON VALLEY BANK

By /s/ Kyle Larrabee
Name: Kyle Larrabee
Title: Vice President

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]